Exhibit 99.1

HCI Group Reports Third Quarter 2023 Results

Third Quarter Pre-Tax Income of $20.1 million

Third Quarter Diluted Earnings per Share of $1.34

Year-to-date Diluted EPS of $4.16

Tampa, Fla. – November 7, 2023 – HCI Group, Inc. (NYSE:HCI), a holding company with operations in homeowners insurance, information technology services, real estate, and reinsurance, reported pre-tax income of $20.1 million and net income of $15.7 million, or $1.34 diluted earnings per share, in the third quarter of 2023, compared with net loss of $51.5 million, or $5.66 loss per share, in the third quarter of 2022.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the third quarter of 2023 was $16.5 million, or $1.41 diluted earnings per share compared with adjusted net loss of $51.2 million, or $5.62 loss per share, in the third quarter of 2022. This press release includes an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Management Commentary

“HCI delivered another quarter of strong earnings as the company benefited from an improved operating environment in Florida, and rising interest rates on our interest-bearing investments,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “We believe we are seeing the impact of insurance reforms recently enacted by the Florida Legislature. Our loss ratios, for example, are improving to profitable and sustainable levels. Ultimately, as a result of these reforms, we expect Florida consumers will benefit from a stabilized homeowners insurance market with greater choice and more competition. With a more favorable operating environment, we are currently expanding our Florida insurance businesses, which includes the assumption of policies from Citizens.”

Third Quarter 2023 Commentary

Consolidated gross premiums earned in the third quarter increased to $188.3 million from $181.7 million in the third quarter of 2022. The increase was primarily due to higher average premiums per policy offset in part by attrition in the number of policies in force.

Premiums ceded for reinsurance in the third quarter decreased to $66.2 million from $74.7 million in the third quarter of 2022. Ceded premiums represented 35.1% of gross premiums earned in the third quarter of 2023 compared with 36.5% in the prior quarter and 41.1% in the third quarter of 2022.

Net investment income for the third quarter was $9.4 million compared with $18.5 million in the third quarter of 2022. Results for the third quarter of 2022 included a $13.4 million gain from the sale of real estate investment property. Excluding the real estate gain in the prior year quarter, net investment income increased to $9.4 million from $5.1 million in the third quarter of 2022. The increase was primarily attributable to higher yields on fixed maturity securities, cash, and cash equivalents.

Losses and loss adjustment expenses in the third quarter decreased to $66.7 million from $139.8 million in the third quarter of 2022. The third quarter of 2023 included $6.5 million of loss expense related to Hurricane Idalia and the third quarter of 2022 included $64.6 million of loss expense related to Hurricane Ian. After adjusting for these events, the gross loss ratio declined to 32% in the third quarter of 2023 from 41% in the third quarter of 2022 reflecting the continued improvement in claims experience in Florida driven by lower claims frequency as well as lower litigation.

Policy acquisition and other underwriting expenses in the third quarter decreased to $22.8 million from $24.7 million in the third quarter of 2022 and declined to 12.1% of gross premiums earned from 13.6%, reflecting lower commissions and the transition of business from United Property & Casualty Insurance Company.

General and administrative personnel expenses in the third quarter decreased to $13.9 million from $15.8 million in the third quarter of 2022.

Year-to-Date 2023 Results

For the nine months ended September 30, 2023, the company reported net income of $48.3 million, or $4.16 diluted earnings per share, compared with a net loss of $57.3 million, or $6.26 loss per share, for the nine months ended September 30, 2022.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the nine-month period was $48.1 million, or $4.13 diluted earnings per share compared with adjusted net loss of $49.1 million, or $5.42 loss per share, in the same period of 2022. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross premiums earned for the nine months of 2023 of $550.3 million increased from $541.8 million in the first nine months of 2022.The increase was primarily due to higher average premium per policy offset in part by attrition in the number of policies in force.

Premiums ceded for reinsurance for the nine months of 2023 of $203.1 million increased from $184.1 million in the first nine months of 2022. Ceded premiums represented 36.9% and 34.0% of gross premiums earned in the first nine months of 2023 and 2022, respectively.

Net investment income for the nine months of 2023 increased to $35.9 million from $25.1 million in the first nine months of 2022. Results for the first nine months of 2023 included a $8.9 million gain from the sale of two real estate investment properties and results for the first nine months of 2022 included a $13.4 million gain from the sale of real estate investment property. Excluding real estate gains, net investment income increased to $27.0 million for the first nine months of 2023 from $11.7 million for the first nine months of 2022. The increase was primarily attributable to higher yields on fixed maturity securities, cash, and cash equivalents.

Losses and loss adjustment expenses for the nine months of 2023 decreased to $189.2 million from $299.3 million in the first nine months of 2022. The nine months of 2023 included $6.5 million of loss expense related to Hurricane Idalia and the nine months of 2022 included $64.6 million of loss expense related to Hurricane Ian. After adjusting for these events, the gross loss ratio declined to 33% for the nine months of 2023 from 43% for the nine months of 2022 reflecting the continued improvement in claims experience in Florida driven by lower claims frequency as well as lower litigation.

Policy acquisition and other underwriting expenses for the nine months of 2023 decreased to $68.1 million from $80.9 million in the first nine months of 2022 and declined to 12.4% of gross premiums earned from 14.9%, reflecting lower commissions and the transition of business from United Property & Casualty Insurance Company.

General and administrative expenses for the nine months of 2023 decreased to $41.6 million from $45.2 million in the first nine months of 2022.

Conference Call

HCI Group will hold a conference call later today, November 7, 2023, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 414822

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through November 7, 2024.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 49088

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners insurance, information technology services, insurance management, real estate, and reinsurance. HCI’s leading insurance operation, TypTap Insurance Company, is a technology-driven homeowners insurance company. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Bill Broomall, CFA

Investor Relations

HCI Group, Inc.

Tel (813) 776-1012

wbroomall@typtap.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gatewayir.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Selected Financial Metrics

(Dollar amounts in thousands, except per share amounts)

	Q3 2023	Q3 2022	FY 2022
	(Unaudited)	(Unaudited)
Insurance Operations
Gross Written Premiums:
Homeowners Choice	$127,334	$119,400	$377,860
TypTap Insurance Company	70,931	71,781	348,159
Total Gross Written Premiums	198,265	191,181	726,019

Gross Premiums Earned:
Homeowners Choice	102,075	98,985	426,502
TypTap Insurance Company	86,233	82,728	298,214
Total Gross Premiums Earned	188,308	181,713	724,716

Gross Premiums Earned Loss Ratio	35.4%	76.9%	51.3%

Per Share Metrics
GAAP Diluted EPS	$1.34	$(5.66)	$(6.24)
Non-GAAP Adjusted Diluted EPS	$1.41	$(5.62)	$(5.48)

Dividends per share	$0.40	$0.40	$1.60

Book value per share at the end of period	$23.27	$19.52	$18.91

Shares outstanding at the end of period	8,590,824	8,926,845	8,598,682

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $427,063 and $494,197, respectively and allowance for credit losses: $0 and $0, respectively)	$418,676	$483,901
Equity securities, at fair value (cost: $41,244 and $36,272, respectively)	39,940	34,583
Limited partnership investments	23,174	25,702
Investment in unconsolidated joint venture, at equity	—	18
Real estate investments	45,269	71,388
Total investments	527,059	615,592

Cash and cash equivalents	324,019	234,863
Restricted cash	2,987	2,900
Receivable from maturities of fixed-maturity securities	53,000	—
Accrued interest and dividends receivable	3,891	1,952
Income taxes receivable	4,375	2,807
Premiums receivable, net (allowance: $3,581 and $5,362, respectively)	42,121	34,998
Prepaid reinsurance premiums	97,225	66,627
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	29,425	71,594
Unpaid losses and loss adjustment expenses (allowance: $319 and $454, respectively)	462,539	616,765
Deferred policy acquisition costs	45,032	45,522
Property and equipment, net	28,768	17,910
Right-of-use-assets - operating leases	1,460	777
Intangible assets, net	8,272	10,578
Funds withheld for assumed business	44,761	48,772
Other assets	48,698	31,671

Total assets	$1,723,632	$1,803,328

Liabilities and Equity
Losses and loss adjustment expenses	$709,089	$863,765
Unearned premiums	395,827	368,047
Advance premiums	32,250	18,587
Reinsurance payable on paid losses and loss adjustment expenses	7,043	8,606
Ceded reinsurance premiums payable	3	17,646
Accrued expenses	25,934	14,534
Reinsurance recovered in advance on unpaid losses	—	19,863
Deferred income taxes, net	4,945	1,704
Long-term debt	208,331	211,687
Lease liabilities - operating leases	1,457	721
Other liabilities	43,895	23,361

Total liabilities	1,428,774	1,548,521

Commitments and contingencies
Redeemable noncontrolling interest	93,801	93,553

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 8,590,824 and 8,598,682 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively)	—	—
Additional paid-in capital	2,171	—
Retained income	203,766	172,482
Accumulated other comprehensive loss, net of taxes	(5,997)	(9,886)
Total stockholders' equity	199,940	162,596
Noncontrolling interests	1,117	(1,342)
Total equity	201,057	161,254

Total liabilities, redeemable noncontrolling interest, and equity	$1,723,632	$1,803,328

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue

Gross premiums earned	$188,308	$181,713	$550,322	$541,762
Premiums ceded	(66,152)	(74,741)	(203,051)	(184,108)

Net premiums earned	122,156	106,972	347,271	357,654

Net investment income	9,384	18,530	35,893	25,082
Net realized investment losses	(207)	(884)	(1,586)	(1,204)
Net unrealized investment (losses) gains	(1,041)	(347)	385	(8,157)
Policy fee income	1,092	1,071	3,651	3,180
Other	260	1,312	2,386	3,065

Total revenue	131,644	126,654	388,000	379,620

Expenses

Losses and loss adjustment expenses	66,726	139,794	189,181	299,328
Policy acquisition and other underwriting expenses	22,768	24,678	68,106	80,949
General and administrative personnel expenses	13,864	15,848	41,638	45,183
Interest expense	2,827	2,813	8,295	4,929
Other operating expenses	5,371	7,123	17,290	20,392

Total expenses	111,556	190,256	324,510	450,781

Income (loss) before income taxes	20,088	(63,602)	63,490	(71,161)

Income tax expense (benefit)	4,419	(12,099)	15,146	(13,907)

Net income (loss)	$15,669	$(51,503)	$48,344	$(57,254)
Net income attributable to redeemable noncontrolling interest	(2,349)	(2,285)	(7,010)	(6,801)
Net (income) loss attributable to noncontrolling interests	(163)	2,829	(396)	4,018

Net income (loss) after noncontrolling interests	$13,157	$(50,959)	$40,938	$(60,037)

Basic earnings (loss) per share	$1.53	$(5.66)	$4.76	$(6.26)

Diluted earnings (loss) per share	$1.34	$(5.66)	$4.16	$(6.26)

Dividends per share	$0.40	$0.40	$1.20	$1.20

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted earnings per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Nine Months Ended
GAAP	September 30, 2023			September 30, 2023
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$15,669			$48,344
Less: Net income attributable to redeemable noncontrolling interest	(2,349)			(7,010)
Less: TypTap Group's net (income) attributable to non-HCI common stockholders and TypTap Group's participating securities	(163)			(396)
Net income attributable to HCI	13,157			40,938
Less: Income attributable to participating securities	(411)			(1,395)
Basic Earnings Per Share:
Income allocated to common stockholders	12,746	8,317	$1.53	39,543	8,299	$4.76

Effect of Dilutive Securities: *
Stock options	—	88		—	68
Convertible senior notes	1,927	2,538		5,771	2,538
Warrants	—	32		—	—

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$14,673	10,975	$1.34	$45,314	10,905	$4.16

(a) Shares in thousands.
* For the nine months ended September 30, 2023, warrants were excluded due to anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net income is a Non-GAAP financial measure that removes from net income of HCI's portion of the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income to Non-GAAP Adjusted net income and GAAP diluted earnings per share to Non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Nine Months Ended
	September 30, 2023	September 30, 2023
GAAP Net income	$15,669	$48,344
Net unrealized investment losses (gains)	$1,041	$(385)
Less: Tax effect at 25.345%	$(264)	$98
Net adjustment to Net income	$777	$(287)
Non-GAAP Adjusted Net income	$16,446	$48,057

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted earnings per common share calculated with the Non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Nine Months Ended
Non-GAAP	September 30, 2023			September 30, 2023
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$16,446			$48,057
Less: Net income attributable to redeemable noncontrolling interest	(2,349)			$(7,010)
Less: TypTap Group's net (income) loss attributable to non-HCI common stockholders and TypTap Group's participating securities	(166)			(393)
Net income attributable to HCI	13,931			40,654
Less: Income attributable to participating securities	(437)			(1,385)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	13,494	8,317	$1.62	39,269	8,299	$4.73

Effect of Dilutive Securities: *
Stock options	—	88		—	68
Convertible senior notes	1,927	2,538		5,771	2,538
Warrants	—	32		—	—

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$15,421	$10,975	$1.41	$45,040	$10,905	$4.13

(a) Shares in thousands.
* For the nine months ended September 30, 2023, warrants were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended	Nine Months Ended
	September 30, 2023	September 30, 2023
GAAP diluted Earnings Per Share	$1.34	$4.16
Net unrealized investment losses (gains)	$0.09	$(0.04)
Less: Tax effect at 25.345%	$(0.02)	$0.01
Net adjustment to GAAP diluted EPS	$0.07	$(0.03)
Non-GAAP Adjusted diluted EPS	$1.41	$4.13